SECURITIES AND EXCHANGE COMMISSION
                                Washington D.C. 20549

                                     FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): February 1, 2000

                            TREMONT ADVISERS, INC.
            (Name of small business issuer in its charter)

Delaware                            0-27077                  06-1210532
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission              (I.R.S. Employer
of incorporation or organization)   File Number)             Identification No.)

555 Theodore Fremd Avenue, Rye, New York              10580
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(Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code: (914) 925-1140


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ITEM 5.  OTHER EVENTS

          On February 1, 2000 Tremont Advisers, Inc.'s Class B Common Stock was listed on the Nasdaq SmallCap Market under the ticker symbol TMAV. Previously, the Class B shares were quoted on the OTC Bulletin Board under the ticker symbol TMAVB.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         99.1     Press release dated February 1, 2000.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               TREMONT ADVISERS, INC.


Date:  February 7, 2000                        By:    /s/  Stephen T. Clayton
                                                   ----------------------------
                                                   Stephen T. Clayton
                                                   Chief Financial Officer
                                                   (Duly authorized Officer and
                                                   Principal Financial and
                                                   Accounting Officer)


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

                                                                EXHIBIT 99.1

Press Release 00-2
FOR IMMEDIATE RELEASE
Contact:  Robert I. Schulman, President

TREMONT ADVISERS IS LISTED ON NASDAQ SMALLCAP MARKET

Rye, NY, February 1, 2000 - Tremont Advisers, Inc. today announced that its Class B shares are now listed on the Nasdaq SmallCap Market under the ticker symbol TMAV. Previously, the Class B shares were quoted on the OTC Bulletin Board under the ticker symbol TMAVB.

Tremont Advisers, through its subsidiaries, is primarily engaged in three core businesses: consulting, information and investment products for the global alternative investment industry. Its business has grown significantly over the past several years as both institutional and high-net-worth individual investors increasingly seek to create portfolios of hedge fund investments. In addition, the firm expanded its business last year by acquiring TASS Investment Research Limited, a London-based provider of information and data on alternative investments, as well as by launching a family of proprietary funds.

"The listing on the Nasdaq SmallCap Market is an important milestone in the development of our firm," said Sandra Manzke, Chairman of Tremont Advisers. "It has been our vision to build a premier firm dedicated to alternative investing on a global basis. Clearly, our growth over the last several years is a signal that a significant investing trend is underway."

Tremont is aggressively seeking to expand its business both in the U.S. and overseas and, most recently, by pursuing non-domestic business. European, Asian and other non-U.S. investors have shown an increasing interest in hedge funds, says Manzke.

According to Tremont Advisers President Robert Schulman, "Tremont has more than a decade of experience creating portfolios of alternative investments. We are committed to providing the thorough quantitative and qualitative research of hedge fund managers that is necessary to build portfolios of hedge fund investments that are consistent with clients' risk and return objectives. Our
mission  is  to  bring  the  highest  quality   products  and  services  to  the
marketplace."

Tremont, through its subsidiaries, consults on more than $700 million in proprietary funds and has more than $100 million in insurance policies in force, which are invested in alternative investments. Through TASS Investment Research Limited, the firm provides data on the performance of more than 2,500 alternative investment managers and funds. Tremont's wholly owned subsidiaries, Tremont Partners, Inc. and Tremont Securities, Inc., are registered, respectively, as an investment adviser under the Investment Advisers Act of 1940, and as a registered broker dealer under the Securities Exchange Act of 1934. Tremont is headquartered in Rye, New York, and has offices in Toronto, Bermuda and London.



For more information on Tremont Advisers, visit www.tremontadvisers.com


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Certain statements in this Press Release constitute "forward looking statements"
within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Companies to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. The Companies assume no obligation to update these forward looking statements to reflect actual results, changes in assumption or changes in other factors affecting such forward looking statements.



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